UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, 10th Floor, San Francisco, California 94105
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 2.02 Results of Operations and Financial Condition.
On February 19, 2025, NerdWallet, Inc. (the Company) issued a press release announcing the financial results for the Company’s fourth quarter ended December 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of John H. Lee as Chief Financial Officer
On February 13, 2025, NerdWallet, Inc. (the Company) appointed Jun Hyung Lee (aka John H. Lee) (age 39) as Chief Financial Officer (CFO) of the Company, effective March 17, 2025. Mr. Lee will serve as the Company’s principal financial officer.
Mr. Lee has served as the Chief Operating Officer and Chief Financial Officer of Divvy Homes since January 2022 and will continue in this role until March 2025. Prior to this, from July 2014 to December 2021, Mr. Lee worked at Blackstone, where he last served as a Managing Director in the Private Equity group.
Mr. Lee holds Bachelor of Science and Bachelor of Arts degrees in Mathematical Computational Science and Economics from Stanford University, and a Master of Business Administration degree from Harvard Business School.
Mr. Lee will receive an annual base salary of $500,000 and equity compensation with a target value of $2,500,000, split equally between restricted stock units (RSUs) and stock options.
•RSUs will vest over four years, with a one-year cliff. After the first anniversary of the grant date, they will vest in equal quarterly installments, subject to continued employment.
•Stock options will vest 25% after one year, with the remaining shares vesting in equal monthly installments (1/48th of the shares subject to the options shall vest and become exercisable each month) over the next three years.
In addition, Mr. Lee will receive a new hire equity grant with a target value of $3,500,000, structured similarly to the above grant—50% RSUs and 50% stock options, both vesting over four years under the same terms.
Mr. Lee will also participate in NerdWallet’s executive bonus plan, with a 2025 target bonus opportunity equal to 70% of his base salary. His target bonus will not be prorated for 2025. Additionally, Mr. Lee will be eligible to participate in NerdWallet’s Change of Control and Severance Policy, subject to its terms and conditions.
There are no arrangements between Mr. Lee and any other persons pursuant to which he will be appointed. There are no family relationships between Mr. Lee and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Nicholas Tatum as Chief Accounting Officer and Interim CFO
The Company has appointed Nicholas Tatum (age 40), the Company’s Corporate Controller, as Chief Accounting Officer and principal accounting officer, effective March 8, 2025. Mr. Tatum will also serve as the Company’s interim CFO and principal financial officer from March 8, 2025 to March 16, 2025, when the new CFO, John H. Lee, assumes the role of CFO on March 17, 2025, as described above.
Mr. Tatum, a Certified Public Accountant, joined the Company in August 2022 and has served as Corporate Controller since that time. From January 2015 to August 2022, Mr. Tatum served in various roles at Under Armour, Inc., including most recently the Senior Director, Corporate and Global Accounting. From September 2013 to January 2015, Mr. Tatum served as Director, Financial Reporting at Millennial Media. Prior to that, Mr. Tatum held various roles with PricewaterhouseCoopers. Mr. Tatum holds a Bachelor of Science degree from the University of Maryland.
There are no arrangements between Mr. Tatum and any other persons pursuant to which he will be appointed to serve as our interim CFO. There are no family relationships between Mr. Tatum and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
On February 19, 2025, the Company also posted a fourth quarter shareholder letter available at its investor relations website at https://investors.nerdwallet.com.
The contents of the Company’s website referenced herein and in the exhibit are not incorporated into this Current Report on Form 8-K.
The information in these Items 2.02, 5.02, and 7.01, including the exhibit hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report with respect to Item 2.02, Item 5.02, or Item 7.01, as the case may be, are incorporated by reference).
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 19, 2025 issued by NerdWallet, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NERDWALLET, INC.

Date:	February 19, 2025	By:	/s/ Lauren StClair
Lauren StClair
Chief Financial Officer
3